EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-257876, 333-237319, 333-185115, 333-163366, 333-37585, 333-52331, 333-73009, 333-92855, 333-37180, 333-38710, 333-42852, 333-51388, 333-60966, 333-64432, 333-64444, 333-102587, 333-105814, 333-108658, 333- 110103, 333-115759, 333-121612, 333-125208, 333-135029, 333-142628, 333-150260, 333-190413, 333-194823 and 333-208760) on Form S-3 and the Registration Statements (Nos. 333-239349, 333-225704, 333-30321, 333-30345, 333-54246, 333-106427, 333-119833, 333-134566, 333-160312, 333- 160705, 333-164014, 333-176681, 333-202761 and 333-216692) on Form S-8 of Spectrum Pharmaceuticals, Inc. of our report dated March 17, 2021, relating to the consolidated financial statements, of Spectrum Pharmaceuticals, Inc. appearing in this Annual Report on Form 10-K of Spectrum Pharmaceuticals, Inc. for the year ended December 31, 2021.

/s/ RSM US LLP

Los Angeles, California
March 17, 2021